EXECUTIVE
EMPLOYMENT AGREEMENT

This employment agreement is made and entered into as of May 19, 2009, between ISORAY, INC., a Minnesota corporation (the "Company"), and Jonathan Hunt, an individual residing at 236 Brookwood Loop, Richland, WA 99352 ("Employee").

RECITALS:

A.           Employee is and has been the Chief Financial Officer of the Company and the Company desires to have the continuing benefit of Employee's knowledge, experience and services in the operation of the Company; and

B.           The Board of Directors of the Company considers sound and vital management to be essential to the overall success of the Company and has decided to employ Employee on the terms and conditions set forth herein.

AGREEMENT

In consideration of the covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

1.1 Change in Control means either (1) the closing of any merger, combination, consolidation or similar business transaction involving the Company in which the holders of common stock or other equity immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the surviving entity in such transaction; (2) the closing of any sale by the Company of all or substantially all of its assets in a single transaction or a series of related transactions outside the regular course of business to an acquiring entity in which the holders of a majority of ordinary voting securities immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the acquiring entity; or (3) a share exchange whereby fifty-one percent (51%) or more of the common stock or other equity is exchanged for stock or equity in another entity other than for the purpose of a change in domicile of the state of incorporation or organization of the Company.

1.2 Company means IsoRay, Inc. or any successor entity.

1.3 Company Board means the Company Board of Directors or the Board of Directors of any successor entity of the Company.

1.4 Compensation Committee means the Compensation Committee of the Company Board or, in the event there is not a Compensation Committee of the Company Board, any committee of the Company Board or other body of members of the Company Board performing a similar function.

1.5 Effective Date. The effective date of this Agreement is May 19, 2009.

1.6 Good Reason means the occurrence of any of the following events to which Employee has not expressly agreed to in writing:

a.      A material reduction in Employee's base salary as in effect on the Effective Date or any renewal date of this Agreement, whichever occurs later;

b.      A material reduction in any fringe benefit provided to the Employee below the level of such fringe benefit provided generally to other actively employed and similarly situated executives of the Company;

c.      The change, in a materially adverse manner, of Employee's title, position, authority or responsibilities (including reporting responsibilities and authority);

d.      Employee will not be relocated, without his consent, to any place outside of the Richland, Washington area, except for required travel by Employee on the Company's business to an extent substantially consistent with Employee's business travel obligations at the Effective Date; provided, however, that, if the Company Board and Employee determines a relocation is necessary, the Company shall pay all of the Employee's reasonable moving and other relocation expenses, and such new location and such relocation shall not constitute "Good Reason" hereunder;

e.      The failure of the Company to obtain the assumption of this Agreement by any successor, assignee, affiliate, or parent of the Company; and

f.      Any material breach by the Company of any provision of this Agreement which is not cured by the Company within sixty (60) days written notice from Employee specifying the nature of such breach.

1.7 Termination for Cause means the termination of employment of Employee by the Company Board because of Employee's personal dishonesty, willful misconduct, intentional failure to perform his stated duties, willful violation of any material law, rule or regulation resulting in a detriment to the Company or reflecting upon the Company's integrity (other than traffic infractions or similar offenses) or a material breach by Employee of any term of this Agreement and failure to cure such breach within sixty (60) days after receipt of written notice from the Company specifying the nature of such breach or to pay compensation to the Company deemed reasonable by the Company if breach cannot be cured.

1.8 Total and Permanent Disability means an injury or illness of Employee that prevents him from performing his customary duties and which is expected to be of long continued and indefinite duration and that has caused Employee's absence from service for at least sixty (60) days.

2.           Employment. The Company hereby employs the Employee and the Employee accepts employment on the terms and conditions set forth herein.

2.1 Term. The term of this Agreement shall commence on the date hereof and shall end on the close of business on the day after the first anniversary of the date of commencement, unless terminated in accordance with the provisions of Section 3 hereof. The term hereof shall be extended automatically for an additional one (1) year on each anniversary date hereof, unless prior to ninety (90) days before any such anniversary date the Compensation Committee decides to modify the term of, or to terminate the agreement in accordance with the provisions of Section 3 of this Agreement.

2.2 Duties and Responsibilities. Employee shall serve as Chief Financial Officer and Treasurer, shall report to the Chief Executive Officer, and shall be responsible for such duties as may be assigned to him from time to time by the Chief Executive Officer.

2.3 Compensation. During the term of this Agreement and so long as Employee's employment has not been subject to Termination for Cause, he shall be entitled to the salary and other employment benefits provided in this Section 2.3 notwithstanding the level of compensation or benefits received by similarly situated employees. Employee shall be entitled to an annual salary of no less than $144,200, payable pursuant to the Company's employment compensation policy as it may exist from time to time, with increases as may be made from time to time in accordance with the Company's regular salary administration practices as applied to executive officers of the Company. Employee shall be entitled to reimbursement for business expenses on a basis no less favorable to Employee than in accordance with the policy of the Company on the Effective Date. Employee shall also be entitled to continuing participation, consistent with past practices, in all employee benefits plans and practices of the Company in place on the Effective Date, including, without limitation, life, long-term disability and accident insurance, employee savings and investment plans, stock plans, medical, dental, hospitalization and other welfare benefit plans, and vacation plans, without any material reduction in the value of the Company provided benefits.

2.4 Performance Bonus. Employee shall be eligible to receive annual bonus payments under a bonus plan as established by the Compensation Committee based upon performance goals established in writing and agreed to by Employee and the Compensation Committee within ninety (90) days of the Effective Date and each anniversary of the Effective Date.

3.           Termination. Employee's employment under this Agreement shall terminate upon the occurrence of any of the following events:

3.1 Total and Permanent Disability. In the event that Employee suffers Total and Permanent Disability, the Company may terminate Employee's employment, but shall be obligated to continue Employee's then regular salary and continue his benefits hereunder for a twelve month period. Employee agrees, in the event of any dispute under this Section, to submit to a physical examination by a licensed physician selected by the Company, the cost of such examination to be paid by the Company, and the decision as to Employee's disability shall be conclusive and binding upon the Company and Employee. Nothing contained herein shall be construed to affect Employee's rights under any disability insurance or similar policy, whether maintained by the Company, Employee or another party.

3.2 Death. This agreement shall terminate upon the death of the Employee and no further liability to Employee or to Employee's estate hereunder shall remain other than the payment, within ninety (90) days of termination, of any accrued but unpaid compensation as set forth in Section 2.3 hereof. Nothing contained herein shall be construed to affect Employee's rights under any life insurance or similar policy, whether maintained by the Company, or another party.
3.3 Termination for Cause. The Company may terminate Employee's employment for Cause. The Company shall have no further obligation to pay salary or benefits hereunder after the date of any Termination for Cause or termination by employee other than for Good Reason, but shall be obligated to pay, within ninety (90) days of the termination, any accrued but unpaid compensation as set forth in Section 2.3 hereof.

3.4 Good Reason. Employee may terminate Employee's employment for Good Reason at any time during the term of this Agreement. In the event Employee terminates his employment for Good Reason, or the Company terminates Employee's employment "without Cause", the Company shall continue to be liable to Employee for the payment of Employee's compensation including medical and dental benefits as set forth in Section 2.3 hereof for a twelve month period. In addition, all unvested stock options granted to Employee shall immediately vest in full and shall be exercisable as provided in the applicable stock option plan.

3.5 Change in Control. In the event Employee's employment is terminated by the Company for any reason other than the death or disability of the Employee or for Cause, within one year from the date on which a Change in Control occurred, (i) the Company shall continue to be liable to Employee for the payment of Employee's compensation including medical and dental benefits as set forth in Section 2.3 hereof for an eighteen month period and (ii) all unvested stock options previously granted to Employee shall immediately vest in full and shall be exercisable as provided in the applicable stock option plan.

4.            Covenant Not to Compete and Confidentiality

4.1 Covenant Not to Compete. Employee shall not engage in any business or perform any service, directly or indirectly, or have any interest, whether as a proprietor, partner, employee, investor, principal, agent, consultant, director or officer, in any enterprise which manufactures and markets radioisotopes or radioactive brachytherapy devices for commercial purposes or which is in competition with the business of the Company (i) during the term of his employment, or (ii) one (1) year after termination of this Agreement; provided, however, that this Covenant Not to Compete shall not apply if Employee's employment is terminated by the Company without Cause; or by Employee for Good Reason; or if Employee makes himself available for employment by the Company at the end of the term of this Agreement upon similar terms and conditions to those contained herein and the Company thereupon refuses to employ Employee. Nothing in this Section 4 shall be deemed to prohibit Employee from purchasing less than five percent (5%) of the outstanding shares of any corporation whose shares are traded on a national exchange and which, at the time of purchase, is not engaged in competition with the Company.

If any court shall determine that the duration or geographical limit of the foregoing restriction is unenforceable, it is the intention of the parties that the foregoing restriction shall not be terminated but shall be deemed amended to the extent required to render it valid and enforceable, such amendment to apply only with respect to the operation of this Section 4 in the jurisdiction of the court that has made the adjudication.

4.2 Confidential Information. Employee acknowledges that he has and will have access to trade secrets and confidential business information of the Company and its subsidiaries throughout the term of this Agreement and that any such trade secret or confidential information, regardless of whether Employee alone or with others developed any such trade secret or confidential information, shall be and shall remain the property of the Company. During the term of this Agreement and after termination of employment, Employee shall not, either voluntarily or involuntarily, on either his own account, as a member of a firm, or on behalf of another employer or otherwise, directly or indirectly use or reveal to any person, partnership, corporation or association any trade secret or confidential information of the Company, its parent, subsidiaries, or affiliates. Such trade secrets shall include, but shall not be limited to, business plans, marketing plans, or programs, financial information, forecasts, compensation arrangements, contracts (whether leases, financing arrangements, or other contracts) customer lists, and business opportunities. The term "trade secrets" shall not include information generally available to the public or a governmental agency except such term "trade secrets" shall include information provided to the Securities and Exchange Commission or other governmental agency on a confidential basis. Employee will not make available to any person, partnership, limited liability company, corporation or association, or retain after termination of employment, any Company policy manuals, contracts or other written materials.

4.3 Injunctive Relief. Employee acknowledges that the restrictions contained in this Section 4 are a reasonable and necessary protection of the immediate interests of the Company and that violation of these restrictions would cause substantial injury to the Company. In the event of a breach or threatened breach by Employee of these restrictions, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Employee from such breach or threatened breach; provided, however, that the right to apply for an injunction shall not be construed as prohibiting the Company from pursuing any other available remedies for such breach or threatened breach.

5.           Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of Employee, the Company and their respective heirs, executors, administrators, successors and assigns; provided, however, that Employee may not assign his rights hereunder without the prior written consent of the Company and may not assign his obligations hereunder. The Company may assign either its rights or obligations hereunder to any successor to substantially all of the assets or business of the Company.

6.           Amendments. This Agreement may not be amended, modified or supplemented in any respect except by a subsequent written agreement executed by the Company and Employee.

7               Miscellaneous.

7.1 Entire Agreement. This Agreement rescinds and supersedes any other agreement, whether oral or written, relating to Employee's employment by the Company, and contains the entire understanding between the parties relative to the employment of Employee, there being no terms, conditions, warranties, or representations other than those contained or referred to herein, and no amendment hereto shall be valid unless made in writing and signed by both of the parties hereto.

7.2 Governing Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of Washington as applied to residents of Washington without regard to conflicts of law principles.

7.3 Severability. In the event that any provisions herein shall be legally unenforceable, the remaining provisions nevertheless shall be carried into effect.

7.4 Attorneys' Fees. In the event of any litigation between the parties hereto arising out of the terms, conditions and obligations expressed in this Agreement, the prevailing party in such litigation shall be entitled to recover reasonable attorneys' fees incurred in connection therewith.

7.5 Notices. All notices required or permitted to be given hereunder shall be deemed given if in writing and delivered personally or sent by telex, telegram, telecopy, or forwarded by prepaid registered or certified mail (return receipt requested) to the party or parties at the following addresses (or at such other addresses as shall be specified by like notices), and any notice, however given, shall be effective when received:

To Employee:

Jonathan Hunt
236 Brookwood Loop
Richland, WA 99352

To Company:

IsoRay, Inc.
350 Hills Street, Suite 106
Richland, WA 99354

7.6 Waiver. The waiver by any party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision of this Agreement.

7.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.8 Headings. The subject headings to the sections in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

7.9 Construction. Each party has had the opportunity to set forth in this Agreement all matters related to the subject hereof. The Company and Employee acknowledge the binding legal effect of this Agreement, that this Agreement has been negotiated by the parties hereto and that each party has, to the extent desired, sought legal counsel related to the terms, conditions and effect of this Agreement.

7.10 Assistance in Litigation. Employee shall upon reasonable notice, furnish such information and reasonable assistance to the Company as it may reasonably require in connection with any litigation in which it is, or may become, a party either during or after employment.

7.11 Limited Effect of Waiver by Company. Should the Company waive breach of any provision of this Agreement by the Employee, that waiver will not operate or be construed as a waiver of further breach by the Employee.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.

COMPANY:
ISORAY, INC., a Minnesota corporation

		By:	/s/ Dwight Babcock
Dwight Babcock, Chief Executive Officer

ATTEST:		EMPLOYEE:

By:	/s/ Fred Swindler	By:	/s/ Jonathan Hunt
Jonathan Hunt